UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2016

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment and Restatement of Bylaws

Effective as of May 26, 2016, the Company adopted amended and restated bylaws (the “Restated Bylaws”) to effect the following changes:

(i)	modify Article III, Section 2 to change the voting standard for uncontested director elections from a plurality voting standard to a majority voting standard;

(ii)	modify Article III, Section 2 further to change the size of the Company’s Board of Directors (the “Board”) from a set number of ten (10) directors to a range of no less than eight (8) directors and no greater than eleven (11) directors, the exact amount to be established by a resolution of the Board; and

(iii)	add a clause to Article III, Section 13 clarifying that a digital signature submitted by a director shall satisfy the requirement of a writing for purposes of Board action by written consent.

Effective following the Company’s 2016 annual meeting of stockholders held on May 26, 2016, the Board set the size of the Board at nine (9) directors.

A copy of the Restated Bylaws is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, the Company held its regular Annual Meeting of Stockholders. The stockholders considered four proposals. The results of the voting were as follows:

Proposal 1: Election of Nine Directors for a One-Year Term.

	Shares Voted For	Shares Withheld
David Aldrich	39,034,375	290,228
Lance C. Balk	38,502,423	822,180
Steven W. Berglund	39,034,714	289,889
Judy L. Brown	39,047,824	276,779
Bryan C. Cressey	38,508,260	816,343
Jonathan C. Klein	39,035,662	288,941
George Minnich	39,035,396	289,207
John M. Monter	38,902,862	421,741
John S. Stroup	38,992,655	331,948

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

For	Against	Abstain
40,120,125	249,514	60,936

Proposal 3: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
38,918,884	321,741	83,978	1,105,972

Proposal 4: To Amend and Restate the 2011 Long Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
38,060,829	1,179,972	83,802	1,105,972

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 31, 2016	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President, Legal, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws.